EXHIBIT 4(d)


                                                               EXECUTION COPY



                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of January 14, 2003 (this "Agreement"), between CRIIMI MAE INC., a Maryland corporation (the "Company"), and BRASCAN REAL ESTATE FINANCE FUND I, L.P., a Delaware limited partnership (the "Investor").

                                   WITNESSETH:

     WHEREAS pursuant to the Investment Agreement dated as of November 14, 2002 (as amended by Amendment No. 1, dated as of December 2, 2002, and Amendment No. 2, dated as of January 13, 2003, the "Investment Agreement"; certain terms used but not defined herein shall have the meanings assigned thereto in the Investment Agreement), between the Company and Brascan Real Estate Financial Investments LLC, the Investor will become the owner in the aggregate of 1,212,617 shares (the "Purchased Stock") of common stock, par value $.01 per share, of the Company (the "Common Stock") and warrants to purchase 336,835 additional shares of Common Stock (the "Warrant Shares"; collectively with the Purchased Stock, the "Registrable Shares"; provided that in the event that any shares of Common Stock or other securities are issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to (including pursuant to a forward or reverse stock split), or in exchange by the Company generally for, or in replacement by the Company generally of, Registrable Shares, the number of shares constituting Registrable Shares shall be adjusted accordingly); and

     WHEREAS the Company wishes to grant the Investor certain rights relating to the registration of the Registrable Shares.

     NOW,   THEREFORE,   in   consideration   of  the   agreements,   covenants,
representations and warranties contained herein and in the Investment Agreement, the parties hereto agree as follows:

     SECTION 1. Demand Registrations. (a) At any time after the first anniversary of the date hereof, the Investor may request registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the Registrable Shares for sale in the manner specified in such request; provided, however, that the Company shall not be obligated to register Registrable Shares pursuant to this Section 1 on more than four occasions in the aggregate. All registrations requested pursuant to this Section 1 shall be referred to herein as "Demand Registrations".

     (b) Subject to Section 5(b), a registration will not count as a Demand Registration for purposes of the proviso to Section 1 unless it has become effective.

     (c) The Company and the Investor shall, upon mutual agreement, designate one or more managing underwriters of nationally recognized standing, if applicable, for such offering.

     SECTION 2. Piggyback Rights. (a) Whenever the Company proposes to register any Common Stock under the Securities Act on a registration statement other than Form S-4 or Form S-8 (or any success or forms thereto), the Company will give prompt written notice to the Investor of its intention to effect such a registration (which notice shall be given not less than 15 days prior to the date the registration statement is to be filed) and, subject to the terms hereof, will include in such registration (a "Piggyback Registration") all Registrable Shares with respect to which the Company has received a written request from the Investor for inclusion therein within ten days after the receipt of the Company's notice.

     (b) If the managing underwriters for such offering advise the Company in writing that in their opinion the number of securities to be registered and sold for the account of the Company, Registrable Shares and other securities requested to be included in such Piggyback Registration exceeds the number of Registrable Shares, securities to be registered and sold for the account of the Company and other securities that can be sold in such offering, then the Company will include in such registration only: (x) first, any securities the Company proposes to sell for its own account or is required to include under any agreement of the Company, and (y) second, Registrable Shares requested to be included in such registration to the extent that, in the opinion of such underwriters, they can be sold.

     SECTION 3. Holdback. The Company agrees (and shall sign an agreement to such effect in the usual form of the managing underwriters, if the managing underwriters request such agreement) not to effect any public sale or distribution of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, during the 15 days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or Piggyback Registration (except as part of such underwritten registration).

     SECTION 4. Registration Procedures. (a) Whenever the Investor has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use all reasonable efforts promptly to effect the registration and the sale of such Registrable Shares (subject to the limitations in Sections 1(a), 1(c) and 2(b)) in accordance with the intended method of disposition thereof, and pursuant thereto the Company will use all reasonable efforts to:

     (i) prepare (and afford counsel for the Investor reasonable opportunity to review and comment on) and file with the United States Securities and Exchange Commission (the "Commission") within 60 days (or if the Company shall not then be eligible to use Form S-3, 90 days) of the date of such request a registration statement with respect to such Registrable Shares and cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities as described in such request, but in no event for a period in excess of 120 days; provided, however, that such period shall be extended by one day for each day that the distribution must be suspended by the Investor pursuant to Section 4(b)(ii).

     (ii) prepare (and afford counsel for the Investor reasonable opportunity to review and comment on) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Investor set forth in such registration statement;

     (iii) furnish to the Investor and the underwriters of the Registrable Shares being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Investor or such underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares being registered or the sale of such securities by such underwriters;

     (iv) register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions within the United States as the Investor or, in the case of an underwritten public offering, the managing underwriter, reasonably requests and do any and all other acts and things which may be reasonably necessary to enable the Investor to consummate

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the disposition in such  jurisdictions  of the Registrable  Shares owned by the Investor; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (B) consent to general service of process in any such jurisdiction;

     (v) cause all such Registrable Shares to be listed or authorized for quotation on each securities exchange or automated quotation system on which the Common Stock is then listed or quoted or, if the Common Stock is not then so listed or quoted, as the Investor may reasonably request;

     (vi) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

     (vii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

     (viii) make available for inspection at a reasonable time by the Investor, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investor or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent in connection with the preparation of such registration statement;

     (ix) notify the Investor, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

     (x) notify the Investor of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

     (xi) prepare (and afford counsel for the Investor reasonable opportunity to review and comment on) and file with the Commission, promptly upon the request of the Investor, any amendments or supplements to such registration statement or prospectus that, in the opinion of the Investor's counsel, may be required under the Securities Act in connection with the distribution of Registrable Shares by the Investor;

     (xii) prepare and promptly file with the Commission and promptly notify the Investor of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (xiii) advise the Investor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use all reasonable efforts promptly to prevent the issuance of any stop order or to obtain its withdrawal if such stop order is issued;

     (xiv) (A) at least 48 hours prior to the filing of any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus furnish a copy thereof to the Investor and (B) refrain from filing any such registration statement, prospectus, amendment or supplement to which the Investor's counsel shall have objected in writing on the grounds that such registration statement, prospectus, amendment or supplement may not comply in all material respects with the requirements of the Securities Act;

     (xv) at the request of the Investor furnish on the date or dates provided for in the underwriting agreement, if any, or upon the effective date of the registration statement: (A) an opinion of counsel, addressed to the underwriters, if any, and the Investor, covering such matters as such underwriters, if any, and the Investor may reasonably request and as are customarily covered by the issuer's counsel in an underwritten offering; and (B) a letter or letters from the independent certified public accountants of the Company addressed to the underwriters, if any, and the Investor covering such matters as such underwriters, if any, and the Investor may reasonably request and as are customarily covered in accountant's letters in connection with an underwritten offering;

     (xvi) during such time as the Investor may be engaged in a distribution of Registrable Shares, comply with Regulation M promulgated under the Exchange Act, to the extent applicable;

     (xvii) participate, to the extent the Investor may reasonably request, with the Investor in any road show in connection with an underwritten offering; and

     (xviii) otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended method of disposition and make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     (b) Upon requesting registration of Registrable Shares pursuant to a registration under this Agreement, the Investor agrees as follows:

     (i) The Investor shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of Registrable Shares as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith; and

     (ii) During such time as the Investor may be engaged in a distribution of the Registrable Shares, the Investor shall (A) comply with Regulation M promulgated under the Exchange Act, to the extent applicable, (B) distribute the Registrable Shares under the registration statement solely in the manner described in the registration statement and (C) cease distribution of such Registrable Shares pursuant to such registration statement upon receipt of written notice from the Company that the prospectus covering the Registrable Shares contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 5. Registration Expenses. (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees of transfer agents and registrars, fees and expenses of compliance with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., printing expenses, road show expenses, fees and disbursements of counsel for the Company, fees and expenses of the Company's independent certified public accountants, and the fees and expenses of any underwriters (excluding underwriting fees, expenses, discounts or commissions attributable to the Registrable Shares included in such registration, which will be paid or borne by the Investor) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange or automated quotation system on which any shares of Common Stock are then listed or quoted.

     (b) Notwithstanding Section 5(a) above, the Investor agrees that in the event the Investor withdraws any registration demand, the Investor shall either reimburse the Company for the Registration Expenses incurred by the Company in connection with such registration or count such withdrawn demand as a Demand Registration for purposes of the proviso in Section 1(a).

     SECTION 6. Indemnification. (a) In the event of a registration of the Registrable Shares under the Securities Act pursuant to the terms hereof, the Company agrees to indemnify, hold harmless and defend, to the fullest extent permitted by law, the Investor and its managers, partners, officers, employees and affiliates against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 6(c)) caused by, arising out of, resulting from or related to any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered, any prospectus or preliminary prospectus contained therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by the Investor or a controlling Person thereof and except where such untrue statement was contained in or such omission was from a registration statement, preliminary prospectus or prospectus or an amendment thereto or supplement thereof that was subsequently corrected in an amendment thereto by the Company and such registration statement, preliminary prospectus, amendment or supplement was not delivered by or on behalf of the Investor or the Company. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the Investor (and with the same exception with respect to information furnished or omitted by such underwriter or controlling Person thereof) and in connection therewith the Company shall enter into an underwriting agreement in customary form containing such provisions for indemnification and contribution as shall be reasonably requested by the underwriters. The reimbursements required by this Section 6(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, upon receipt by the Company of itemized invoices.

     (b) In the event of a registration of the Registrable Shares under the Securities Act pursuant to the terms hereof, the Investor agrees to indemnify, hold harmless and defend, to the fullest extent permitted by law, the Company and its directors, officers, employees and affiliates and each underwriter and controlling Person thereof against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 6(c)) caused by, arising out of, resulting from or related to any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered, any prospectus or preliminary prospectus contained therein, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing to the Company or any managing underwriter by the Investor or a controlling Person thereof expressly for use therein. The reimbursements required by this Section 6(b) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, upon receipt by the Investor of itemized invoices.

     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent such failure to give notice shall materially prejudice the rights of the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment (with written advice of counsel) a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not enter into any settlement without the indemnified party's prior written consent unless such settlement includes an unconditional release of the indemnified party from liability relating to such claim or the matters that gave rise to such claim.

     (d) The parties hereto agree that, if for any reason the indemnification provisions contemplated by Section 6(a), 6(b) or 6(c) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 6(c), defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Investor shall not be required to contribute an amount greater than the dollar amount of the proceeds received by the Investor with respect to the sale of any Registrable Shares. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from an indemnifying Person who was not guilty of such fraudulent misrepresentation.

     SECTION 7. Compliance with Rule 144. The Company shall (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act

("Rule 144"), (ii) file with the Company in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (iii) at the request of the Investor, forthwith furnish to the Investor a written statement of compliance with the reporting requirements of the Commission as set forth in Rule 144 and make available to the Investor such information as will enable the Investor to make sales pursuant to Rule 144.

     SECTION 8. Share Certificate Legends. Promptly following the registration of any Registrable Shares and in connection with any sale or other transfer of any of the Registrable Shares pursuant thereto, the Investor shall be entitled to receive and the Company shall facilitate the timely preparation and delivery of certificates representing such Registrable Shares free of any restrictive legends and registered in such names and in such denominations as the Investor may request, in exchange for the then existing certificates with such restrictive legends representing such Registrable Shares.

     SECTION 9. Notice. Whenever any notice is required to be given hereunder, such notice shall be deemed given only when such notice is in writing and is delivered by messenger or courier or, if sent by fax, when received. All notices, requests and other communications hereunder shall be delivered by courier, reputable overnight delivery service or messenger or shall be sent by facsimile to the following addresses:

     (i) If to the Investor, at the following address:

                    Brascan Real Estate Finance Fund I, L.P.
                    One Liberty Plaza
                    New York, New York 10006
                    Facsimile:  (212) 417-7292
                    Attention: Barry Blattman, Managing Partner

with a copy by facsimile or messenger or courier to:

                    Sidley Austin Brown & Wood LLP
                    787 Seventh Avenue
                    New York, New York 10019
                    Facsimile: (212) 839-5599
                    Attention:  Scott M. Freeman

(ii) If to the Company, at the following address:

                    CRIIMI MAE Inc.
                    11200 Rockville Pike
                    Rockville, Maryland  20852
                    Facsimile: (301) 255-0620
                    Attention:  David B. Iannarone

with a copy by facsimile or messenger or courier to:

                    Venable, Baetjer, Howard & Civiletti, LLP
                    1201 New York Ave., N.W.
                    Suite 1000
                    Washington D. C.  20005
                    Facsimile: (202) 962-8300
                    Attention:  Arthur E. Cirulnick
or to such other respective addresses as may be designated by notice given in accordance with this Section 9.

     SECTION 10. Complete Agreement; No Third-Party Beneficiaries. This Agreement, the other Ancillary Agreements, the Investment Agreement, the Confidentiality Agreement and the Company Letter constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement, other than Section 6, is not intended to confer upon any Person other than the Company and the Investor any rights or remedies hereunder.

     SECTION 11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THE INVESTOR AND THE COMPANY HEREBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO DETERMINE THE RIGHTS OF ANY PARTY HERETO.

     SECTION 12. No Assignment. This agreement may be assigned by the Investor without the consent of the Company to Brascan Real Estate Financial Partners LLC or a controlled affiliate thereof. Subject to the foregoing, neither this Agreement nor any rights or obligations under it are assignable by either party without the written consent of the other party.

     SECTION 13. Headings. The descriptive headings of the sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

     SECTION 15. Interpretation. The word "including", when used herein, shall be deemed to mean "including, without limiting the generality of the foregoing". When a reference is made in this Agreement to a Section, such reference shall be to a section of this Agreement, unless otherwise indicated.

     SECTION 16. Remedies; Waiver. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

     SECTION 17. Severability. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provisions in any other jurisdiction. The Company and the Investor shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

     SECTION 18. Amendment; Waiver. This Agreement may be amended only by agreement in writing of both parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

     IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be signed by their respective offers thereunto duly authorized all as of the date first written above.


                               BRASCAN REAL ESTATE FINANCE FUND I, L.P.

                               By:  BREF GP LLC,
                                      its General Partner

                               By:  BRASCAN REAL ESTATE FINANCIAL PARTNERS LLC,
                                      its Managing Member



                               /s/Barry Blattman
                               ------------------------------------------------
                               Name:  Barry Blattman
                               Title:  President

                               CRIIMI MAE INC.



                               /s/David B. Iannarone
                               ------------------------------------------------
                               Name:  David B. Iannarone
                               Title:  Executive Vice President and
                                         Chief Operating Officer